Consent of Independent Registered Public Accounting Firm

We consent to the inclusion, in this Registration Statement (No. 333-182417) on Form N-1A of Anfield Dynamic Fixed Income ETF, a series of the Two Roads Shared Trust, of the financial highlights for the period ended July 31, 2021, which appear in the Annual Report on Form N-CSR for the period ended July 31, 2021 which was audited by RSM US LLP. We issued our opinion on the July 31, 2021 financial statements on September 29, 2021.

/s/ RSM US LLP

Denver, Colorado

November 28, 2022